UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2012

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Company and Ray F. Boegner, Senior Vice President of Sales, entered into an Executive Employment Agreement providing for Mr. Boegner’s continued employment in this position.  The term of the agreement is one (1) year and provides for Mr. Boegner to receive a base salary of $213, 210 per year.  He will be eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan of up to 35% of his base salary provided the Company achieves certain universal goals and he achieves the individual goals established for him by the Compensation Committee.  He will also be eligible to participate in the 2010 Long-Term Incentive Plan as well as the Company’s 401(k), medical, dental and vision plans and certain other benefits provided to other employees of the Company.  The agreement also provides for Mr. Boegner to receive an automobile allowance of $1,000 per month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: February 17, 2012	By:	/s/ Mary A. Carstens
Mary A. Carstens
Chief Financial Officer